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EX-23.B


CONSENT OF KPMG - GSB


KPMG Peat Marwick LLP
One Independent Drive
Suite 2700
Jacksonville, Florida 32201
Telephone: 904-354-5671
Telefax: 904-350-1260

The Board of Directors
GSB Investments, Inc. and Subsidiary

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.



                         /s/ KPMG PEAT MARWICK LLP



Jacksonville, Florida
October 16, 1997